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                                                                  Exhibit 4.3

                            SHAREHOLDERS AGREEMENT

                                    among

                              BRUCE H. LIPNICK,

                               ARNOLD L. MINTZ,

                         AJG FINANCIAL SERVICES, INC.

                          ARTHUR J. GALLAGHER & CO.

                                     and

                          ASSET ALLIANCE CORPORATION



                           Dated as of July 8, 1996
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      This SHAREHOLDERS' AGREEMENT, dated as of July 8, 1996, is made among
BRUCE H. LIPNICK, ARNOLD L. MINTZ, AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"), ARTHUR J. GALLAGHER & CO., a Delaware corporation ("Parent"), and ASSET ALLIANCE CORPORATION, a Delaware corporation (the "Company").


                              W I T N E S S E T H

      WHEREAS, the parties hereto each own such number of shares (the "Shares") of Common Stock (the "Common Stock"), par value $0.01 per share, of the Company as are set forth herein; and

      WHEREAS, the parties hereto desire to provide for a constructive and mutually beneficial relationship and in furtherance thereof to define certain rights, duties and obligations of the parties hereto with respect to the Shares.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

      For purposes of this Agreement, the following words as used herein shall have the meanings ascribed to such words below:

      1.1   "Act" shall mean the Securities Act of 1933, as amended.

      1.2 "Additional Shares" shall mean, in respect of the Shares, any share dividends issued incidental thereto, shares received in replacement thereof, and any other shares issued in respect of such shares pursuant to a share split, recapitalization or similar action.

      1.3 "Agreement" shall mean this Shareholders Agreement as it may be amended, restated or replaced from time to time.

      1.4   "AJG" shall mean AJG Financial Services, Inc.

      1.5 "AJG Group" shall mean AJG and any permitted transferees of Shares held by AJG (other than transfers made after a Qualified Public Offering).
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      1.6 "Board" shall mean the Board of Directors of the Company as the same may exist from time to time.

      1.7 "Business" shall mean the business of the Company, which is the acquisition of equity interests whereby the Company will have substantial ownership participations in investment advisory firms, and such other associated or ancillary businesses as the Board may from time to time determine.

      1.8 "Business Day" shall mean a day on which banks in the State of New York are not authorized or required by law to close.

      1.9 "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share.

      1.10 "Company Group" shall mean the Company and any direct or indirect subsidiary of the Company from time to time and references to any member of the Company Group or to a Group company shall be construed accordingly.

      1.11 "Confidential Information" shall mean any and all information relating to the business of the Company Group which information is not in the public domain or which is in the public domain through a breach of the terms of this Agreement, including without limitation, all notes, financial information, memoranda, discoveries, concepts, drawings, designs, specifications, computer programs and software in any state of development, techniques, models, technical manuals, research and development materials, processes, procedures, know-how, data or other materials of any nature relating to any matter within the scope of the business of the Company Group or concerning any of its dealings or affairs, regardless of whether such information was disseminated to the Shareholder prior to or following the signing of this Agreement.

      1.12 "Director" shall mean a member of the Board; "Lipnick Director" shall mean a Director nominated as a Director by Lipnick, "Mintz" Director shall mean a Director nominated as a Director by Mintz and "AJG Director" shall mean a Director nominated as a Director by AJG.

      1.13 "Employment Agreement" shall mean the Employment Agreement dated the date hereof between the Company and each of Lipnick and Mintz.

      1.14 "Fair Value" of any Shares to be transferred pursuant to the provisions of Section 5.6(c) shall be such sum as may be agreed between the Proposed Transferor and the Directors within seven days of the service or deemed service upon the Company of a Transfer Notice in which such Shares are comprised or, in default of such agreement, such sum as an investment banker or other qualified business valuation consultant (the "Valuer") appointed in the manner described below shall certify in writing to be, in its opinion, the fair value thereof, on the basis of a sale as between a willing seller and a willing purchaser of the entire issued share capital of the Company in the open market and disregarding the fact that the said Shares constitute a minority holding of shares in the



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Company or that such transfer of Shares is restricted by the provisions of this
Agreement. Such Valuer shall be appointed by agreement between the parties within seven days following the expiration of the period of seven days referred to above or, failing agreement, shall be appointed by the majority of the Board of Directors of the Company (including for such purposes the vote of the Directors nominated by the Group which includes the Proposed Transferor). For such purposes, the Valuer appointed shall not be considered an arbitrator. The certificate of the Valuer appointed shall be final and binding.

      1.15 "Founders Group" shall mean Lipnick and Mintz and any permitted transferees of Shares held by either of them (other than transfers made after a Qualified Public Offering).

      1.16 "General Corporation Law" shall mean the Delaware General Corporation Law, as the same shall exist from time to time.

      1.17  "Group" shall mean the Founders Group or the AJG Group.

      1.18  "Lipnick" shall mean Bruce H. Lipnick.

      1.19  "Mintz" shall mean Arnold L. Mintz.

      1.20 "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exerciseable or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (ii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any stock split, subdivision or combination of Preferred Stock, (iii) capital stock or rights, options or warrants to purchase capital stock of the Company issued under any stock option plan, stock purchase plan or other benefit program of the Company or executive compensation package approved by the Board involving the issuance of capital stock or rights, options or warrants to purchase capital stock to employees, Directors or members of the Board of Advisors of the Company Group, (iv) capital stock or rights, options or warrants to purchase capital stock of the Company issued as consideration for an investment, acquisition or business combination to which the Company Group is a party, and (v) capital stock or rights, options or warrants to purchase capital stock of the Company issued to any Strategic Alliance Investor.

      1.21 "Preferred Shares" shall mean the validly issued, fully-paid and non-assessable shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

      1.22 "Qualified Public Offering" shall mean the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company.


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      1.23 "Representative" shall mean a Director appointed to a Committee of the Board created by the Board.

      1.24 "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated the date hereof among the Company, AJG, Lipnick and Mintz.

      1.25 "Shares" shall mean the validly issued, fully-paid and non-assessable shares of Common Stock now held or hereafter acquired by the parties to this Agreement or their transferees, including, without limitation, Shares acquired upon exercise of warrants and conversion rights.

      1.26 "Shareholder" shall mean each holder of Shares who is a party to or is subject to the terms of this Agreement.

      1.27 "Strategic Alliance Investor" shall mean a person or entity with which the Company Group has a material business relationship (separate from such person or entity's investment in capital stock or other securities of the Company) involving the development, marketing, management or sale of products or services.


                                  ARTICLE II
                          STOCK OWNERSHIP; THE BOARD

      2.1 Ownership of Shares. As of the date hereof, the Shareholders are each the owner of record for such number of Shares as is set forth below:


     Name of Shareholder                           Number of Shares
     -------------------                           ----------------

Bruce H. Lipnick                                       1,666,666
Arnold L. Mintz                                         833,334
AJG                                                     875,000

      In addition, AJG is the owner of record of 100,000 Preferred Shares.

      2.2 Ranking of Shares. The Shares shall rank pari passu in all respects except as expressly hereinafter provided as regards the appointment of Directors, voting and quorum.

      2.3 Number of Directors Constituting the Board. The Board shall consist of not less than four persons and, unless Directors who are unaffiliated with any of the parties hereto ("Independent Directors") are elected to the Board, the Board shall be divided into two classes, designated Founders Group Directors and designated AJG Group Directors. Each such class shall consist of one-half of


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the total number of Directors who are not Independent Directors, and each of whom shall be elected to the Board in accordance with Section 2.4 hereof. All nominations of Directors shall be in writing delivered to the Company in accordance with the provisions of Section 6.8 hereof and signed by the person or persons entitled to make such nomination. A Director shall hold office until the annual meeting of stockholders for the year in which his/her term expires and until his successor shall be elected and shall qualify, subject, however, to prior death or resignation. Any director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his/her predecessor. All other provisions concerning the election, term and proceedings of the Directors of the Company shall be as set forth from time to time herein and in the By-Laws of the Company.

      2.4 Election of Directors. Each Group shall cast all of its votes as Shareholders of the Company annually to elect the nominees of its Group (in the case of the Founders Group, one half of such nominees to be designated by Lipnick and one half by Mintz) and the other Group to the Board. If a director dies, resigns, or is removed, the Shareholders shall cause the vacancy to be filled with a nominee of the Group who nominated the Director who has died, resigned or been removed. So long as David R. Long and Mark P. Strauch remain in the employ of AJG, Parent or their affiliates, they shall (unless Lipnick and Mintz otherwise agree) be and remain nominees of AJG to be AJG Group Directors. Any other AJG nominees to be AJG Group Directors must be reasonably acceptable to Lipnick and Mintz.

      2.5 Director Designations. In accordance with the provisions of Section
2.4 hereof, the Groups shall (until such time as other persons are designated in accordance with Section 2.3 hereof) vote for the election of the following individuals to the Board, such individuals having been duly designated by the respective Groups in accordance with the provisions of Section 2.3 hereof:

            Founders Group Director:Bruce H. Lipnick
            Founders Group Director:Arnold L. Mintz
            AJG Group Director:David R. Long
            AJG Group Director:Mark P. Strauch

      2.6 Disqualification and Removal of Directors. The respective Groups shall be entitled at any time and from time to time to remove from office any Director nominated by such Group and to appoint any other person or persons in place of any such Director so removed or to appoint any other person or persons in place of any Director previously nominated by such Group who vacates such office. The office of a Director shall be vacated if:

            (a) he/she ceases to be a Director because he becomes prohibited by law from being a Director;

            (b) he/she seeks the protection of the United States Bankruptcy Court, is adjudged a bankrupt or makes any arrangement or composition with his creditor generally;


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            (c) he/she resigns his office by notice to the Company;

            (d) he/she is removed from office by the particular Group that nominated him to such directorship; or

            (e) he/she dies or becomes incapacitated while serving as a Director.

      2.7 Directors' Right of Disclosure to Shareholders. Any Director shall be at liberty for the purposes of bona fide reporting of the affairs of the Company to make such disclosure to any Shareholder as such Director may in his/her discretion think fit, provided that nothing in this Section 2.7 shall be so construed as to entitle any Director to disclose any matter or thing otherwise than for the bona fide reporting of the affairs of the Company to a Shareholder. A Shareholder shall be bound by the provisions of Sections 4.1 and 4.2 with respect to any information received by such Shareholder pursuant to this Section 2.7.

      2.8 Committees of the Board. The Directors shall be entitled to delegate any of their powers which may be so delegated under the Business Corporation Law to committees comprised solely of members of the Board ("Representatives"), provided however, that:

            (a) the Founders Group shall be entitled at any time and from time to time to appoint one person as a Representative and to remove any such Representative from office and to appoint any other person or persons in place of any such Representative so removed or dying or otherwise vacating office;

            (b) the AJG Group shall be entitled at any time and from time to time to appoint one person as a Representative and to remove any such Representative from office and to appoint any other person or persons in place of any such Representative so removed or dying or otherwise vacating office;

            (c) meetings of any committee of Directors shall be held as and when the committee thinks fit. Any Representative shall be entitled to call a committee meeting, which shall, unless otherwise agreed by all the members of the committee (or where relevant their duly appointed alternate), be called on not less than 5 Business Days prior written notice to all Representatives. The notice shall specify the nature of the business to be transacted at such committee meeting and no other business shall be transacted thereat without the prior agreement of all Representatives; and

            (d) the quorum for the transaction of the business of the Board, or a committee of the Directors, shall, unless otherwise provided by the By-Laws of the Company or the resolution of the Board creating any such committee, be three-fourths of the members of the Board or such committee, as the case may be, and a vote of three-fourths of the whole Board or committee shall be necessary for the approval of all matters to be voted on thereby (provided, however, that immediately prior to the first Qualified Public Offering the



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      Company's By-Laws shall be amended to provide for a quorum of a majority and a voting requirement of a majority of the members in attendance).

      2.9 Reimbursement of Expenses of the Board. Subject to the By-Laws of the Company, as they may be amended from time to time, reasonable expenses of Directors shall be reimbursed only where agreed by the Board or where incurred in conformity with a policy approved by the Board.

      2.10 Directors Holding Other Offices. Any Director who is appointed or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may, subject to the provisions of
Section 2.11 hereof, be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may from time to time determine.

      2.11 Powers of Directors. The Board shall have such powers and shall operate within such constraints as are enumerated herein and in the Certificate of Incorporation and By-Laws of the Company.

      2.12 Action Without a Meeting. A resolution adopted without a meeting of the Board and evidenced by writing under the hands of all of the Directors shall be valid and effectual for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted and may consist of several documents in like form, each signed by one or more Directors.

      2.13 Directors' Interests. To the extent permitted by the General Corporation Law, provided that a Director declares and publicizes to the other members of the Board his interest in a contract, arrangement, or other matter upon which the Board will vote, he shall be counted in the quorum of any meeting of the Directors at which the same is considered and shall be entitled to vote as a Director in respect thereof.

      2.14 Management Procedures. The Company and the Shareholders agree to cause the Company and its directors, officers and employees to operate in accordance with the Management Protocol attached hereto as Schedule 2.14 and made a part hereof and each party agrees that the provisions thereof are incorporated herein and are binding upon the parties hereto as if set forth herein in their entirety.


                                  ARTICLE III
                       FINANCIAL MATTERS AND WARRANTIES

      3.1 Shareholder Rights to Examine Books and Records. AJG, Lipnick and Mintz and their representatives shall be entitled to examine the separate books, accounts and records to be kept by the Company and to be supplied with all relevant information, including quarterly management accounts and operating statistics and such other financial information, in such form as such Shareholder shall reasonably require in order to keep properly informed about the business of the


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Company and to protect such Shareholder's interests. Such Shareholders and their representatives shall be bound by the provisions of Sections 4.1 and 4.2 hereof with respect to any information received by such Shareholder and/or such Shareholder's representatives pursuant to this Section 3.1.

      3.2 No Further Financial Obligations. Except as otherwise agreed by any Shareholder, no Shareholder shall be under any further obligation to provide any financing to the Company. The Board shall use reasonable efforts to satisfy all financing needs of the Company from borrowings, from revenues of the Company and from possible additional investment by outside investors, however, nothing contained in this paragraph 3.2 shall preclude the Company from raising additional financing from willing Shareholders.

      3.3 Continuing Financial Disclosure. The Company and the Shareholders hereby represent, warrant and covenant to each other that to the extent of their respective rights from time to time to vote as Shareholders and/or Directors, as the case may be, they shall vote to ensure that:

            (a) the Company shall keep the Shareholders informed of all material matters relating to the progress of the Business by furnishing to the Shareholders information in such form as may be agreed between the Company and the Shareholders from time to time;

            (b) the Company shall prepare and not later than two weeks prior to the commencement of the Company's financial year deliver to each Shareholder an annual business plan in respect of its next financial year which shall include an annual budget, cash flow forecast and a statement of business objectives, such annual business plan to be considered and acted upon by the Board; and

            (c)   the Company shall deliver to each Shareholder:

            (i) unaudited quarterly management accounts within 45 days after the end of each fiscal quarter of the Company;

                  (ii) audited accounts prepared by the Company's independent certified public accountants within 75 days of the end of each financial year or such further period as the Shareholders may from time to time agree; and

                  (iii) as soon as reasonably practicable, such further
            information as any Shareholder may from time to time reasonably request as to all matters relating to the Company's business or financial position or otherwise relating to the Company's affairs.

      3.4 Representations and Warranties of the Shareholders. The Shareholders hereby each, jointly and severally, represent, warrant and covenant to the others and to the Company that:


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            (a) the Shareholder will use his, her or its voting powers and/or its influence over the Directors appointed by it at both Shareholders' and Directors' meetings of the Company in order to ensure (so far as possible) that the Company complies with the terms of this Agreement;

            (b) the Shareholder will not at any time use in any business the name of the Company or any confusingly similar name or any trademark or trade name used by the Company;

            (c) the Shareholder has full power and authority to enter into this Agreement and this Agreement is a valid and binding obligation of the Shareholder;

            (d) in no event will the Shareholder offer, sell, transfer or distribute any portion of the Shares owned by such Shareholder unless the Company shall have (in connection with each such sale, transfer or distribution) received an opinion of counsel reasonably satisfactory to the Company that the Shares may be legally sold or distributed without registration under the Act, and without registration and/or other qualification under then applicable state and/or Federal statutes, or the Shares shall have been so registered and/or qualified and an appropriate prospectus, if required, shall then be in effect and current;

            (e) the Shareholder will not transfer (other than transfers permissible under any subparagraph of Section 5.6 hereof or pursuant to the Management Protocol), sell, convey or otherwise dispose of any Shares currently held by such Shareholder prior to the fifth anniversary of the date of this Agreement; and

            (f) the Shareholder acknowledges that the Shares are not registered under the Act, that they may not be offered, sold or transferred except in compliance with the Act and the rules and regulations adopted pursuant thereto, that the Shares must be held indefinitely unless they are subsequently registered under such Act or an exemption from such registration is available, that except as otherwise provided herein the Company is under no obligation to register the Shares or to supply the information necessary for the applicability of certain of such exemptions, that any such exemptions may only be applicable in certain limited circumstances and that any routine public sales of securities made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts in accordance with the terms and conditions of that Rule and that in the event the provisions of such Rule are not applicable to the proposed public sale of the Shares, compliance with Regulation A or some other applicable exemption will be required.

      3.5 Representations of AJG and Parent. AJG and Parent each hereby jointly and severally represents and warrants to each of the other Shareholders and the Company that:

            (a) it has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder;


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            (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AJG and Parent;

            (c) this Agreement has been duly executed and delivered by AJG and Parent, and is a valid and binding obligation of each of AJG and Parent enforceable against AJG in accordance with its terms; and

            (d) the execution, delivery and performance of this Agreement will not conflict with or result in a breach or violation of any provision of AJG's or Parent's certificate of incorporation, by-laws or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation of any governmental authority to which AJG or Parent is a party or by which AJG or Parent may be bound or affected, including, without limitation, the Rules of the New York Stock Exchange.

      3.6 Representations of the Company. The Company hereby represents and warrants to each of the Shareholders that:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own and operate its properties and assets and to conduct its business as it is now being conducted;

            (b) it has full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder;

            (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

            (d) this Agreement has been duly executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

            (e) the execution, delivery and performance of this Agreement will not conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws of the Company or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation of any governmental authority to which the Company is a party or by which the Company may be bound or affected;



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            (f) no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any other person is required for or in connection with the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder; and

            (g) the Company covenants and agrees that it will maintain key-man life insurance policies covering the lives of Lipnick and Mintz with the death benefit payable to the Company in such amounts as shall be approved by the Board.

      3.7 Duty to Exercise in Each Capacity. Where any party hereto is required hereunder to exercise its powers to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise its powers both as a Shareholder (subject to applicable fiduciary duties) and as a director or partner of any relevant company or partnership and to procure (to the extent possible) that any director or partner appointed by him (whether alone or jointly with any other person or persons) of such company or partnership shall procure such matter or thing.

      3.8 Noncompetition. (a) Except with the written consent of a majority of the disinterested Directors, from the date hereof until the later of: (i) the fifth anniversary of this Agreement or (ii) two years from the date on which Parent, AJG and their affiliates own less than 5% of the Company's outstanding capital stock, Parent and its affiliates will not, directly or in directly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage in the business of acquiring equity interests of, or otherwise investing in, investment management firms. For so long as Parent, AJG or their affiliates remain a Shareholder, and for a period of two years thereafter, Parent, AJG and their affiliates will not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (i) request or cause any person, firm or company who was at the time of such solicitation, enticement or discouragement an officer of, or a consultant to, the Company Group, to cancel or terminate any business relationship with the Company Group, or (ii) solicit or otherwise cause any employee of the Company Group to terminate such employee's relationship with the Company Group.

      (b) While in the employ of the Company, Lipnick and Mintz each agree to devote substantially all of their time, attention and energies to the performance of the business of the Company and Lipnick and Mintz shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of their duties as an employee of the Company, or which, even if noninterfering, may be contrary to the best interests of the Company (provided, however, that Lipnick and Mintz may continue their business activities involving the providing of investment management and advisory services for a cash alternative fund and involving market neutral strategies and convertible arbitrage programs or, with AJG's prior written consent, any other strategy which is not in competition with any member of the Company Group at the time such strategy commences (the "Existing Activities")).


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
      (c) Until two years after the termination or cessation of Lipnick's or Mintz' (as the case may be) employment with the Company for any reason (including termination of employment by the Company without cause provided the Company is complying with its payment obligations to Lipnick or Mintz under their Employment Agreement), Lipnick or Mintz (as the case may be) shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage in the business of acquiring equity interests of, or otherwise investing in, investment management firms other than (i) continuation of the Existing Activities, and (ii) after termination of Lipnick's or Mintz' employment with the Company for any reason, any investment management firm in which Lipnick or Mintz (as the case may be) is a principal executive officer involved in management of the business on a day-to-day basis. For a period of two years after the termination or cessation of Lipnick's or Mintz' employment with the Company for any reason (including termination of employment by the Company without cause provided the Company is complying with its payment obligations to Lipnick or Mintz under their Employment Agreement) Lipnick or Mintz (as the case may be) shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (i) request or cause any customer of the Company or its affiliates who was introduced to the Company or its Affiliates by Lipnick or Mintz to cancel or terminate any business relationship with the Company or such affiliate, or (ii) solicit or otherwise cause any employee of the Company or its affiliates to terminate such employee's relationship with the Company or such affiliate.

      3.9 Standstill Provisions. Until the occurrence of a public announcement or filing of a third party's acquisition of or intention of acquire at least 20% of the outstanding Common Stock of the Company for a purpose other than investment (as disclosed by the third party), the Stockholders which are members of the AJG Group and Parent agree that, except as otherwise approved by the Board, the members of the AJG Group and their affiliates will not acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Common Stock of the Company (or options, warrants, rights or other securities exercisable, exchangeable or convertible into shares of Common Stock of the Company) except (i) shares issuable upon exercise of the warrants issued by the Company to AJG on the date hereof or upon conversion of the preferred stock issued by the Company to AJG on the date hereof, (ii) as a result of a stock split, stock dividend or similar recapitalization of the Company, (iii) pursuant to a merger, consolidation or other business combination transaction involving the Company, or (iv) in connection with the exercise of rights pursuant to Sections 5.3 and 5.6 hereof.

                                  ARTICLE IV
                                CONFIDENTIALITY

      4.1 Restrictions on Disclosure of Terms of Agreement. The parties hereto each, jointly and severally, agree that they shall not divulge to any third party the existence or the nature and terms of this Agreement or, in the case of the Shareholders, of any sale made pursuant to this Agreement, without the prior written consent of the other parties hereto, provided, however, that the

Company may disclose the terms hereof to potential investors, other holders of capital stock of the Company and lenders and in proxy statements and other disclosure documents.

      4.2 Restrictions on Disclosure of Proprietary or Confidential Information.
(a) Except as otherwise provided in Sections 4.2(b) and 4.2(c) hereof, the parties hereto agree that they shall not, without the written consent of each party to whom such Confidential Information relates, divulge to any third party any Confidential Information received or disclosed by or to it, provided that the parties hereto shall be under no such obligation in relation to any such information that is:

                  (i) known to them prior to disclosure;

                  (ii) subsequently received by them from a third party on an unrestricted basis; and

                  (iii) is or subsequently comes into the public domain other than through a breach of this Agreement.

      (b) Notwithstanding the foregoing Section 4.2(a), the parties hereto may, as permitted by the Company, transmit the Confidential Information to their attorneys, accountants, agents, directors and officers who need to know the Confidential Information for the purpose of business with the Company and who are informed of, and agree to be bound by, the terms of this Agreement. The party so disclosing shall be responsible for any breach of this Section 4.2 by any of such persons.

      (c) In the event that a party hereto receives a request to disclose all or any part of the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, such party agrees to immediately notify the Company of the existence, terms and circumstances surrounding such a request so that the Company may seek an appropriate protective order and/or waive compliance by such party with the appropriate provisions of this agreement. If such party is compelled to disclose any of the Confidential Information, it will disclose only that portion thereof which it is compelled to disclose and shall use its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.


                                   ARTICLE V
                        RELATIVE RIGHTS OF SHAREHOLDERS

      5.1 Meetings of the Shareholders. No business shall be transacted at any general meeting of the Shareholders unless a quorum of shareholders is present at the time when the meeting proceeds to business. Subject to the provisions of the Management Protocol, a quorum shall consist of such number of shareholders collectively holding not less than 80% in nominal value of the issued capital stock of the Company, taken together as one class, being present in person or by proxy or (in the case of a corporation, partnership or other entity) by a duly authorized representative and a vote of 80% of the outstanding capital stock shall be necessary for the approval of all matters to be voted on by stockholders of the Company (provided, however, that immediately prior to the first Qualified Public Offering the Company's By-Laws shall be amended to provide for a quorum of a majority of outstanding shares and a voting requirement of a majority of the stockholders in attendance). Nothing contained in this Section 5.1 shall be construed so as to circumvent compliance with the provisions of the General Corporation Law applicable to shareholder voting and quorum.

      5.2 Dividend Policy. The Company's Board may formulate a dividend policy in due course but such policy shall be based upon what is prudent given the Company's financial position and future investment requirements and in the best interests of the Company and the Shareholders. Any dividend to be paid shall be paid in equal amounts on each share of Common Stock in issue of the entire issued capital of the Company at the relevant time.

      5.3 Preemptive Right. (a) The Company hereby grants to each Shareholder so long as he, she or it or he shall own, of record or beneficially, any Common Stock, the right to purchase all or part of his, her or its pro rata share of New Securities which the Company from time to time, proposes to sell and issue. A Shareholder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of Common Stock which such Shareholder owns to the total number of such shares of Common Stock then outstanding prior to giving effect to the New Securities. The Shareholders shall have a right of over-allotment pursuant to this Section 5.3 such that to the extent a Shareholder does not exercise his, her or its preemptive right in full hereunder, such additional shares of New Securities which such Shareholder did not purchase may be purchased by the other Shareholders in proportion to the total number of shares of Common Stock which each such other Shareholder owns to the total number of shares of Common Stock which all such other Shareholders own.

      (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Each Shareholder shall have 20 business days from the date of receipt of any such notice to agree to purchase up to the Shareholder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 5.1 hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

      (c) In the event any Shareholder fails to exercise in full his, her or its preemptive right (after giving effect to the over-allotment provision of Section 5.3(a) hereof), the Company shall have 90 days thereafter to sell the New Securities with respect to which the Shareholder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 90 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Shareholders in the manner provided above.

      (d) The rights granted to the Shareholders under this Section 5.3 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

      5.4 Stock Certificate Legends. Each certificate representing Shares shall have the following legends stamped or imprinted thereon:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LEGALLY SOLD OR DISTRIBUTED PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WITHOUT REGISTRATION UNDER THEN APPLICABLE STATE AND FEDERAL LAWS.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A SHAREHOLDERS AGREEMENT, DATED AS OF JULY 2, 1996, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS CERTIFICATE, AS WELL AS THE RIGHTS OF CERTAIN PERSONS UNDER SUCH SHAREHOLDERS AGREEMENT TO PURCHASE SUCH SECURITIES ON THE TERMS AND CONDITIONS SET FORTH THEREIN. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH SHAREHOLDERS AGREEMENT.

      5.5   [Intentionally Omitted]

      5.6   Transfer of Shares; Rights of First Refusal.

            (a) Except as provided in subparagraph (d) below or elsewhere herein, no Share or any interest therein shall be transferred or otherwise disposed of unless and until the rights of first refusal herein conferred shall have been exhausted.

            (b) Until the fifth anniversary of the date of this Agreement no Shareholder shall transfer or otherwise dispose of any Shares without the prior written consent of holders of a majority of the Shares held by members of the Group of which such Shareholder is not a member. Thereafter, before a Shareholder or any other person entitled to be registered in respect of a Share or Shares (the "Proposed Transferor") transfers or otherwise disposes of any Share or Shares registered in his, her or its name or any interest therein (other than the right to receive dividends thereunder) such Proposed Transferor shall give notice (a "Transfer Notice") to the Company that he, she or it proposes to sell or transfer such number of Shares at such price and on such other terms as shall be set forth in such Transfer Notice. Except as herein provided, a Transfer Notice once given or deemed to be given shall not be revocable without the written consent of all of the Shareholders. A Transfer Notice shall automatically and immediately appoint the Company as the Agent of the Proposed Transferor to sell the Shares comprised therein (the "Offered Shares") at the price and on the terms set forth in the Transfer Notice and in accordance with the following provisions:

                  (i) With respect to any Transfer Notice, the Company may,
            within seven days of receipt of such Transfer Notice, and upon written notice to the Proposed Transferor and each other Shareholder of the Company, purchase all of such Offered Shares at the price and on such terms as are set forth in the Transfer Notice;

                  (ii) In the event that the Company elects not to exercise its right of first refusal pursuant to Section 5.6(b)(i) above, the Company shall forthwith upon expiry of the 30-day period set forth in Section 5.6(b)(i) above, by notice in writing inform each Shareholder (other than the Proposed Transferor) of the number and price of the Offered Shares and invite each shareholder to whom such notice is given to apply in writing to the Company within 30 days of the date of dispatch of the notice (which date shall be specified therein) for such maximum number of the Offered Shares (being all or any thereof) as such Shareholder shall specify in such application;

                  (iii) The Company shall, within seven days after the
            expiration of the 30-day period referred to in paragraph (ii) above, notify the Proposed Transferor of the number of Offered Shares, if any, for which a purchaser or purchasers pursuant to paragraph (ii) above has been found, and if such purchaser or purchasers is in respect of some but not all of the Offered Shares the Proposed Transferor shall be entitled to withdraw the Transfer Notice (in whole, not in part) by written notice to the Company within five days of such notification, but not if the Transfer Notice was given or deemed given as provided in Section 5.6(c);

                  (iv) During the three months following the expiration of the period of seven days referred to in paragraph (iii) above, the Proposed Transferor (provided that the Transfer Notice has not been withdraw under paragraph (iii) above) shall be at liberty to transfer to any person not being an existing Shareholder at any price not being less than the price stated in the Transfer Notice (or, if Section 5.6(c) applies and if one has been fixed, the Fair Value) any Share not allocated in accordance with the provisions of this Section 5.6;

                  (v) If the Shareholders shall, within the period of 30 days referred to in paragraph (ii) above, apply for all or (except where the Transfer Notice is withdrawn as aforesaid) any of the Offered Shares, the Directors shall allocate the Offered Shares (or so many of them as shall be applied for as aforesaid) to and amongst the applicants (and in the case of competition pro rata according to the number of Shares in respect of which they are registered or unconditionally entitled to be registered as holders) provided that no applicant shall be obliged to take more than the maximum number of Offered Shares specified by such Shareholder as aforesaid and provided further that any such allocation shall be rounded to the nearest whole share such that all the Offered Shares are allocated;

                  (vi) The Company shall (forthwith following the period of five days referred to in paragraph (iii) above and provided that the Proposed Transferor shall not have withdrawn the Transfer Notice in terms thereof) give notice in writing of allocations of Offered Shares pursuant to paragraph (v) above (an "Allocation Notice") to the Proposed Transferor and to the persons to whom Offered Shares have been allocated and (provided that the aggregate number of Shares so allocated coincides with the number of Shares notified to the Proposed Transferor pursuant to paragraph (iii)) the Proposed Transferor shall thereupon be bound to transfer the Shares allocated upon payment of the price therefor. An Allocation Notice shall state the names and addresses of the purchasers and the number of Shares agreed to be purchased by them respectively and the purchases shall be completed at such place and at such time as shall be specified by the Company in such Notice being not less than two weeks nor more than eight weeks after the date of such Notice;

                  (vii) If in any case the Proposed Transferor having become bound as aforesaid makes default in accepting payment of the price for any Offered Share or, as the case may be, in transferring the same, the Directors may receive such purchase money and may nominate some person to execute an instrument of transfer of such Shares in the name and on behalf of the Proposed Transferor and thereafter when such instrument has been duly stamped the Directors shall cause the name of the purchaser to be entered in the Company's stock register as the holder of such Shares and, where applicable, shall hold the purchase money in trust without interest for the Proposed Transferor. The receipt of the Directors of the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application thereof) and after the purchaser's name has been entered in the Company's stock register, in purported exercise of the aforesaid powers, the validity of the proceedings shall not be questioned by any person;


                  (viii)A Transfer Notice may stipulate that unless all the
            Offered Shares are applied for pursuant to this Section 5.6, none shall be sold.

            (c) In the event of a resolution being passed or an order or filing being made for the liquidation, dissolution of or, bankruptcy or similar insolvency proceeding with respect to any Shareholder then such Shareholder or the liquidator, trustee, debtor in possession, or any like person in charge of such liquidation, bankruptcy or dissolution (the "Liquidator") shall be deemed to have immediately upon the happening of such event given the Company a Transfer Notice in respect of all the Shares registered in the name of the liquidated, dissolved or bankrupt Shareholder for sale at the Fair Value thereof and the provisions of
      Section 5.6(b) shall have effect accordingly.

            (d) Notwithstanding any other provisions of this Agreement, (i) any Share for the time being and from time to time held by any member of the Founders Group may at any time be transferred, without restriction as to price or otherwise and without giving rise to any right of first refusal of other Shareholders under this Section 5.6, to any other member of the Founders Group or to any of their family members or to any trust for the benefit of any of the foregoing and the Directors shall be bound to register any such transfer forthwith upon receipt by the Company of the relevant transfer documents (and to the extent that the transferee is not a party to this Agreement, the transferee having executed a counterpart to this Agreement such that the transferred Shares shall continue to be subject to the provisions of this Agreement), and (ii) Lipnick and Mintz may at any time transfer up to an aggregate of 250,000 Shares and warrants to purchase an aggregate of up to 34,800 additional Shares (unless otherwise agreed between them, Lipnick may transfer up to two-thirds of such numbers of Shares and warrants and Mintz may transfer up to one-third of such number of Shares and warrants) to non-family members without restriction as to price or otherwise and without giving rise to any right of first refusal of other Shareholders under this Section 5.6, provided, however, that any single transferee (including for such purpose affiliates, family members and nominees of such transferee) to whom more than 10,000 Shares or warrants are so transferred under this subparagraph
      (d)(ii) must be approved by the Company's Board, and (iii) AJG or its affiliated transferees may at any time transfer Shares and warrants to any wholly-owned affiliate of Parent, and the Directors shall be bound to register any such transfer forthwith upon receipt by the Company of the relevant transfer documents (and to the extent that the transferee is not a party to this Agreement, the transferee having executed a counterpart to this Agreement such that the transferred Shares shall continue to be subject to the provisions of this Agreement).

            (e) Any Shareholder may waive his right to receive a Notice from the Company under Section 5.6(b) in respect of any proposed transfer and upon so doing shall cease to have any right of first refusal in respect of the Shares concerned under that Section 5.6(b) and, if all of the Shareholders entitled to receive Notice waive their rights to such Notice, the provisions of Section 5.6(a) shall not apply and the Directors of the Company shall (subject to Section 5.6(g)) be bound to register a transfer of the Shares concerned as a permitted transfer.

            (f) The Directors shall refuse to register any proposed transfer of a Share other than a transfer made pursuant to or permitted by the provisions of this Section 5.6, and save as provided in Section 5.6(g), the Directors shall register any transfer so made or permitted.

            (g) Subject to Section 5.6(d), the Directors may decline to register the transfer of a Share on which the Company has a lien and no share shall be transferred to any bankrupt or person of unsound mind. If the Directors refuse to register a transfer of any Shares they shall, within 30 days after the date on which the transfer was lodged with the Company, send to the transferee notice of their refusal.

            (h) For the purposes of Sections 5.6(b), (c) and (d) only, references to the Directors shall be read and construed as those Directors of the Company not appointed by the holders of those Shares which are being or proposed to be transferred.

            (i) The rights granted to the Shareholders under Section 5.6 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

      5.7   [Intentionally Omitted]

      5.8 Right of Participation in Sales. (a)If at any time a Group (a "Transferor Group") desires to sell twenty five percent (25%) or more of the Shares owned by it to a third party (a "Proposed Transferee"), and those Shares were permitted to be transferred pursuant to the provisions of Section 5.6(b) hereof and have not been purchased by the Company or the other Shareholders pursuant to Section 5.6(b) hereof, each of the other Shareholders (other than those who have elected to purchase Shares pursuant to Section 5.6(b) hereof) shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Transferor Group, at the same price per share and on the same terms and conditions as involved in such sale by the Transferor Group, a pro rata portion of the amount of Shares proposed to be sold to the Transferor Transferee. The "pro rata portion" of Shares which a Shareholder shall be entitled to sell to the Proposed Transferee shall be that number of Shares as shall equal the number of Offered Shares proposed to be sold to the Proposed Transferee multiplied by a fraction, the numerator of which is the aggregate of all Shares which are then held by the Shareholder, and the denominator of which is the aggregate of all Shares which are then held by the Transferor Group and all other Shareholders wishing to participate in any sale under this Section 5.8.

      (b) In the event that a Transferor Group wishes to make a sale to a Proposed Transferee which is subject to this Section 5.8 it shall, after complying with the provisions of Section 5.6, give to each other Shareholder notice of such proposed sale, and stating that all Offered Shares were not purchased pursuant to the Offer as discussed in Section 5.6. Such notice shall be given at least 20 days prior to the date of the proposed sale to the Proposed Transferee. Each Shareholder wishing to so participate in any sale under this
Section 5.8 shall notify the Transferor Group in writing of such intention within 15 days after such Shareholder's receipt of the notice described in the preceding sentence.

      (c) The Transferor Group and each participating Shareholder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the notice provided by the Transferor under subparagraph (b) above; provided however, that any purchase of less than all of such Shares by the Proposed Transferee shall be made from the Transferor Group and each participating Shareholder based upon the relative number of the Shares that the Transferor Group and each participating Shareholder is otherwise entitled to sell pursuant to Section 5.8(a).

      (d) If any Shares are sold pursuant to this Section 5.8 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

      5.9 Registration Rights. (a) If on any of up to four occasions (no more than two occasions per Group) after the consummation of the Company's first Qualified Public Offering the Company shall receive from one or more members of either Group a written request that the Company effect a registration of Registrable Securities representing at least thirty three and one-third percent (331/3%) of the aggregate Registrable Securities then owned by such Group (provided that in no event shall the Company be required to register shares with an aggregate market value of less than $2,000,000), in connection with a firm commitment underwriting managed by a nationally recognized underwriter, the Company will:

            (i) promptly given written notice of the proposed registration to all other Shareholders and other stockholders of the Company having "piggy back" registration rights ("Other Holders");

            (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities and stock of any Shareholders and Other Holders joining in such request as are specified in written requests received by the Company within 30 days after the sending of the foregoing written notice to Shareholders and Other Holders. If the underwriter managing the offering advises the Shareholders and Other Holders who have requested inclusion of their Registrable Securities and shares in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed: (A) first, so as to exclude shares held by Other Holders, and (B) thereafter, pro rata among such Shareholders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Shareholder requested to be included in such registration; and

            (iii) the underwriter of any underwriting requested under this
      Section 5.9(a) shall be selected by the Shareholders holding a majority of the Registrable Securities included therein; provided that such underwriter must be reasonably acceptable to the Company.


      (b) The Company agrees that if at any time after the consummation of its first Qualified Public Offering it shall determine to register any additional securities for its own account or for the account of any Shareholder exercising registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or any successor form, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (i) Promptly give to each Shareholder written notice thereof (which shall include the number of shares the Company proposes to register and, if known, the name of the proposed underwriter); and

            (ii) Within thirty (30) days after the date of delivery of the written notice from the Company described in clause (i) above, use all reasonable efforts to include in such registration all the Shares specified in a written request or requests made by any Shareholder. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among such Shareholders who request inclusion of Shares in such registration according to the number of Shares each such Shareholder requested to be included in such registration.

            (iii) The Shareholders each acknowledge and agree that the Company shall select the underwriter for an offering made pursuant to this Section 5.9(b).

      (c) If the Company completes a Qualified Public Offering, the Company agrees that it shall thereafter use all reasonable efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of
Section 3 hereof, the Shareholders who are members of each Group shall have the one-time right to request registration on Form S-3 (such request shall be in writing signed by a majority in interest of the Shareholders who are members of the Group requesting registration and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such Shares by such Shareholders), and in no event shall the Company be required to register shares with an aggregate market value of less than $2,000,000.

      (d) The Shareholders each acknowledge and agree that the Company need not effect a registration under any paragraph of this Section 5.9 if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Shareholders, such Shareholder may sell without registration under the Act all Shares for which he requested registration under the provisions of the Act and in the manner and in the quantity in which the Shares were proposed to be sold, or (ii) the Company shall have obtained from the Securities and Exchange Commission (the "Commission") a "no-action" letter to that effect. The Company agrees that all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to any paragraph of this Section 5.9 shall be paid by the Company, other than fees and expenses of the Shareholders' respective legal counsel and underwriting discounts or commissions with respect to the Shareholders' Registrable Securities.

      (e) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety days following the effective date of the first registration under the Act filed by the Company for an offering of Common Stock to the general public;

                  (ii) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as a Shareholder owns any restricted securities, furnish to such Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its Common Stock to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any such securities without registration.


                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

      6.1 Entire Agreement; Amendment and Modification. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument executed by each of AJG, Lipnick and Mintz (so long as each of them owns Shares), it being specifically understood that this Agreement can be amended in any way by a written instrument signed by AJG, Lipnick and Mintz without the consent or signature of any other party hereto.

      6.2 No Partnership or Agency. This Agreement shall not be construed as creating any partnership or agency between any of the parties hereto.


      6.3 Further Assurances. Each of the parties hereby covenant separately with each of the others that insofar as it is within his or its power, he or it will take and do all necessary steps and actions or otherwise act or omit to act (including but without limitation by the exercise of all powers and voting rights held by him or it as a holder of Shares or as a director of the Company) to ensure that the provisions of this Agreement are given and remain in full force and effect.

      6.4 Waivers of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

      6.5 Payment Default. Except as otherwise provided in this Agreement, if any party hereto fails to pay by the due time any sum due hereunder, or any part thereof, such sum, or unpaid part thereof shall, for so long as it remains outstanding, bear interest calculated on a daily basis from and including the date such sum was due until and including the date such sum is paid in full at a rate equal to three percent above the Prime Rate (as such term is defined below).

      For purposes of this Agreement, "Prime Rate" means at any time the rate of interest publicly announced from time to time by the Citibank N.A. ("Citibank") at its principal office in New York as its prime rate or prime lending rate. This rate of interest is determined from time to time by Citibank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Citibank to any particular class or category of customers of Citibank.

      6.7 Remedies. (a) The rights and remedies reserved to any party hereof or under any provision of this Agreement shall be in addition and without prejudice to any other rights or remedies available to such parties whether under this Agreement or any such document by statute, common law or otherwise, including but no limited to equitable relief, including injunction, to prevent breaches and to compel the performance of the terms hereof.

      (b) The parties acknowledge and agree that irreparable and immediate damage will result to the Company if any party hereto breaches the provisions of Sections 3.8, 3.9, 4.1 or 4.2 hereof. In the event of any breach of Sections 3.8, 3.9, 4.1 or 4.2 hereof, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the violation of such provisions.

      6.8   Notices.

       (a) Any notice or other communication hereunder shall be sufficiently given if delivered personally, by facsimile transmission to the office of the recipient or to such other place as the recipient shall have designated earlier, or sent by registered or certified mail, postage prepaid, addressed to:


            (i) in the case of Lipnick, c/o Asset Alliance Corporation, 90 Broad Street, Suite 820, New York, New York 10004, Attn: Bruce H. Lipnick, fax
      (212) 480-4149;

            (ii) in the case of Mintz, c/o Asset Alliance Corporation, 90 Broad Street, Suite 820, New York, New York 10004, Attn: Arnold L. Mintz, fax
      (212) 480-4149;

            (iii) in the case of the Company, to Asset Alliance Corporation, 90 Broad Street, Suite 820, New York, New York 10004, Attn: Arnold L. Mintz, with a copy to Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005, Attention: James E. Abbott, Esq., fax (212) 732-3232; and

            (iv) in the case of AJG or Parent, to Arthur J. Gallagher & Co., The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141, Attn:
      David R. Long, fax (708) 285-4000, with a copy to John C. Rosengren, Vice President and General Counsel, fax (708) 285-3483;

      or to such other person or address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication, and such notice or communication shall be deemed to have been given as of the date so delivered or sent.

            (b) Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted, and a notice sent by telex or facsimile shall be deemed to arrive on the date of dispatch.

      6.9 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

      6.10 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

      6.11 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall be carried out as nearly as possible according to its original terms and intent.

      6.12 New York Law. This Agreement shall be governed by and construed in all respects, including validity, interpretation and effect, in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to the conflict of laws principles thereof.

      6.13 Suits in Delaware. The parties hereto agree that any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby which by nature and amount in controversy qualifies shall be brought only in the Superior Court in and for New Castle County, State of Delaware and shall proceed and be determined under such court's rules governing Summary Proceedings for Commercial Disputes.

      6.14 No Assignment. This Agreement shall not be assignable by any party without the consent in writing of all of the other parties hereto but shall be binding upon and enure for the benefit of each party's successors, personal representatives and permitted assigns. For the avoidance of doubt, the foregoing shall not prejudice in any manner the right of the parties hereto to transfer Shares where such transfers would be permitted transfers in accordance with the terms of the Certificate of Incorporation and By-Laws of the Company from time to time.

      6.15 Duration of Agreement. This Agreement shall continue until terminated by the earlier to occur of: (i) agreement approved in writing by Lipnick, Mintz and AJG, or (ii) the tenth anniversary of the date of this Agreement. The rights and obligations of the parties under Sections 2.3, 2.4, 2.5, 2.6, 2.8, 2.14, 3.4(e), 5.3 and 5.6 shall automatically and without further action on the part of the parties hereto be deemed terminated upon the closing of a Qualified Public Offering; the rights and obligations of the parties under Sections 3.4(a)
(b) (d) and (f), 3.5(e), 3.8, 3.9, 4.1, 4.2, 5.1, 5.8, 5.9 and 6.16 shall continue in full force and effect after the closing of a Qualified Public Offering. The obligations of Shareholders under Article IV and Sections 3.4(c) and (d), shall survive termination of this Agreement.

      6.16 Parent Guarantee. Parent hereby guarantees to the other Shareholders the payment and performance by AJG of each and every obligation, covenant and agreement of AJG pursuant to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         ASSET ALLIANCE CORPORATION


                         By: /s/ Arnold L. Mintz
                            -------------------------------------
                         Arnold L. Mintz, Executive Vice President


                         AJG FINANCIAL SERVICES, INC.


                         By: /s/ John C. Rosengren
                            -------------------------------------
                         John C. Rosengren, Vice President

                         ARTHUR J. GALLAGHER & CO.


                         By: /s/ John C. Rosengren
                            -------------------------------------
                         John C. Rosengren, Vice President

                         /s/ Bruce H. Lipnick
                         -------------------------------
                         Bruce H. Lipnick

                         /s/ Arnold L. Mintz
                         -------------------------------
                         Arnold L. Mintz